UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported) April 20, 2004

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	38-0572515

(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (313) 556-5000

ITEM 12. Disclosure of information on financial conditions
SIGNATURES

ITEM 12. Disclosure of information on financial conditions

The following charts were furnished to securities analysts in connection with General Motors Corporation (GM) earnings release this morning, Tuesday, April 20, 2004.

# # #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: April 20, 2004	By:	/s/PETER R. BIBLE.
(Peter R. Bible, Chief Accounting Officer)

2004 First Quarter Results In the presentation that follows and in related comments by General Motors management, our use of the words "expect", "anticipate", "estimate", "forecast", "objective", "plan", "goal", "project", "priorities/targets" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of and price increases for fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management. GM is recording the remarks and visuals presented today which are copyrighted by GM and may not be reproduced, transcribed, or distributed in any way without the express written consent of General Motors. Therefore, this conference may not be recorded by attendees. We consider your participation to constitute your consent to being recorded today. Additionally, per Regulation G, supplemental financial disclosure is included which provides a quantitative reconciliation of non-GAAP financial disclosures addressed in the context of the following chart set to GM's GAAP financial results and provides definition around non-GAAP terminology addressed.

2004 First Quarter Highlights $2.25 EPS, $1,280 million Net Income, $47.8 billion Revenue Global market share of 13.7% (up 0.1 p.p. from Q1 '03) Improvements in 3 of 4 regions GMAC and GMAP continue strong performance Operating cash flow of $1.4B Contributed $5.0B to VEBA in Q1 '04 2004 guidance raised to $7.00 EPS 2

First Quarter Adjusted Results Net Income 3 Refer to Supplemental Chart 1 for reconciliation to GAAP figures

North America First Quarter Results 4

GMNA Vehicle Revenue Per Unit 2000 CY 2001 CY 2002 CY 2003 CY Q1'00 Q1'01 Q1'02 Q1'03 Q1 '04 Net Revenue 18095 18722 18698 18992 18130 18733 19146 19089 19084 Net Revenue Gross Revenue Less Sales Incentives Excludes such items as impact of daily rental acctg., Service Parts, other outside sales and OnStar 5 Reported Rev/Unit 19,719 20,899 20,321 20,777 19,417 20,847 21,463 20,411 20,670 Memo:

Europe First Quarter Results 6

7 Latin America, Africa & Middle East First Quarter Results

8 Asia Pacific First Quarter Results

GMAC First Quarter Results 9 Net Income

10 $ Billions Gross / Net Liquidity Q4'00 Q1'01 Q2'01 Q3'01 Q4'01 Q1'02 Q2'02 Q3'02 Q4'02 Q1'03 Q2'03 Q3'03 Q4'03 Q1'04 Net Liquidity 5.2 4.8 4.8 3.5 -1.1 0.2 0 -0.7 0.8 1.8 2.5 1.1 4.2 6.5 -2.4 -5.5 -8.9 Gross Cash 13.2 13 13.3 11.8 9.4 11.1 11 11.5 17.3 17.6 18.2 17.3 20.6 23.7 29.3 26.9 23.5 Cum'l. Pension & VEBA Cont 17.3 17.3 17.3 17.3 17.3 18.7 20.1 21.5 23 24.2 2 1,2 1 Cash, Mkt. Securities & ST VEBA 2 Excluding Financing Operations

11 Managerial Cash Flow Summary (Excludes GMAC) Refer to Supplemental Chart 2 for reconciliation to GAAP Operating Cash Flow a a

Priorities $6.00-$6.50 EPS Operating cash flow of $5.0B Grow share in all regions Regional / Sector Income Targets North America: $1,000 - $1,400M Europe: $0 -$100M LAAM: ($200M) - ($100M) Asia-Pacific: $700 - $800M GMAC: > $2,000M Other Metrics Structural cost: >$500M reduction (Auto Ops.) Capital spending of $7.0B Material cost reduction: 3.5% GMNA & 3.0% GME 2004 Priorities / Targets * EPS excluding any special items; at current dilution levels * 12 G Y G G G G G G G G G $7.00 EPS

2004 Q2 Outlook 13 EPS stated at current dilution levels, excludes special items

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology

Reconciliation to Adjusted Net Revenue, Net Income / EPS Q1 - 2003 & 2004 S1

Reconciliation of Operating Cash Flow S2